SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2002

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924

(State or other jurisdiction of	(Commission	(I.R.S. Employer

incorporation	File Number)	Identification No.)

2145 Hamilton Avenue
San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
SIGNATURE

ITEM 5. OTHER EVENTS

         On July 10, 2002, a purported class action complaint was filed in the Superior Court of the State of California for the County of Santa Clara (No. CV809326) by Dominic A. Castaldo, an alleged stockholder of PayPal, Inc. (“PayPal”). As previously reported by eBay Inc. (“eBay”) in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 11, 2002 and July 12, 2002, three other purported class action complaints have been filed in the Court of Chancery in the State of Delaware in and for New Castle County by alleged stockholders of PayPal. Each of the complaints name as defendants PayPal and each member of its board of directors as well as eBay. Each of the complaints are purported class actions that allege, among other things, that (i) eBay controls PayPal, (ii) the defendants have breached fiduciary duties they assertedly owed to PayPal’s stockholders in connection with PayPal entering into the Agreement and Plan of Merger, dated as of July 7, 2002, with eBay and Vaquita Acquisition Corp. and (iii) the merger consideration is unfair and inadequate. The plaintiffs in each lawsuit seek, among other things, an injunction against the consummation of the merger and an award of unspecified compensatory damages. eBay believes that each of the lawsuits are without merit and intends to defend itself vigorously.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2002	eBay Inc.

	By:	/s/ MICHAEL R. JACOBSON

Michael R. Jacobson

Senior Vice President, Legal

Affairs, General Counsel and Secretary